Exhibit 99.2(B)

Option No.

SYNLOGIC, INC.

Stock Option Grant Notice

Stock Option Grant under the Company’s 2017 Stock Incentive Plan

1.	Name and Address of Participant:

2.	Date of Option Grant:

3.	Type of Grant:

4.	Maximum Number of Shares for which this Option is exercisable:

5.	Exercise (purchase) price per share:

6.	Option Expiration Date:

7.	Vesting Start Date:

8.	Vesting Schedule:

[Notwithstanding the foregoing, in the event of a Change of Control (as defined below), while the Participant is an Employee, director or Consultant of the Company or an Affiliate, [    ]% of the Shares which would have vested in each vesting installment remaining under this Option will be vested and exercisable for purposes of Paragraph 24(b) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Change of Control means the occurrence of any of the following events:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)	Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such entity, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii)	Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of [ ], 20[ ], or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(iv)	“Change of Control” shall be interpreted, if applicable, in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences under Section 409A of the Code.]

The vesting is further subject to the other terms and conditions of this Agreement and the Company’s 2017 Stock Incentive Plan.

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2

The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s 2017 Stock Incentive Plan and the terms of this Option Grant as set forth above.

SYNLOGIC, INC.

By:
Name:
Title:

Participant

SYNLOGIC, INC.

STOCK OPTION AGREEMENT- INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Stock Option Grant Notice by and between Synlogic, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $0.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2017 Stock Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.	EXERCISE PRICE.

The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.

4.	TERM OF OPTION.

This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice and, if this Option is designated in the Stock Option Grant Notice as an ISO and the Participant owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, such date may not be more than five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three (3) months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

If this Option is designated in the Stock Option Grant Notice as an ISO and the Participant ceases to be an Employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or Consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Participant is no longer providing services to the Company. In such case, this Option shall automatically convert and be deemed a Non-Qualified Option as of the date that is three (3) months from termination of the Participant’s employment and this Option shall continue on the same terms and conditions set forth herein until such Participant is no longer providing service to the Company or an Affiliate.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three (3) months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice, and this Option shall thereupon terminate.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 9 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. If this Option is a Non-Qualified Option then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable upon exercise of this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any Employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement and (iv) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

If this Option is designated in the Stock Option Grant Notice as a Non-Qualified Option or if the Option is an ISO and is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the 1933 Act and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted herein.

12.2 [Intentionally Omitted]

12.3 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Participant that the following restrictions be complied with (except as otherwise provided in this Section 12):

(i)	No Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)

Before selling or otherwise transferring all or part of the Shares, the Participant shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within sixty (60) days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the Closing on such purchase (“Closing Date”) which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 12.3 have been held by the Participant for less than six (6) months, then the Closing Date may be extended by the Company until no more than ten (10) days after such Shares have been held by the Participant for six (6) months if required under applicable accounting rules in effect at the time. The place for such Closing shall be at the Company’s principal office. At such Closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii)	If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six (6) months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six (6) months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Participant’s Shares.

(iv)	The restrictions on transfer contained in this Section 12.3 shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, and (c) transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v)	The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4 In the event that the Participant or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Participant to the Company and to treat the Participant and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation or equity in another entity, the shares of stock of such other corporation or equity in such other entity, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6 If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8 The provisions of Sections 12.1 and 12.3 shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

12.9 The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with FINRA Rules or similar rules promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.10 In the event that the Initiating Holders (as defined below) approve a Sale of the Company (as defined below) then the Participant hereby agrees with respect to the Shares and any other shares of Common Stock that the Participant holds and any other Company securities over which the Participant otherwise exercises dispositive power (the “Drag Along”):

(i)	in the event such transaction requires the approval of stockholders, (1) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (2) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(iii)	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company.

As used herein, the following terms shall have the following respective meanings:

“Initiating Holders” means Persons holding not less than 50.1% of the shares of Common Stock of the Company then outstanding, determined on an as-converted basis (and including, for this purpose, any and all shares of Common Stock issued or issuable upon conversion of the Company’s convertible preferred stock, but specifically excluding, for this purpose, any then outstanding options and warrants).

“Sale of the Company” means:

(i)

a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this clause (i) all shares of Common Stock issuable upon exercise of options or warrants outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(ii)	any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred such that the stockholders of the Company immediately prior to the transaction or series of related transactions do not own a majority of the voting power of the surviving or acquiring entity following such transaction or series of transactions; other than any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or

(iii)	the sale, lease, transfer, exclusive license (other than an exclusive license that is approved by the Board of Directors), or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license (other than an exclusive license that is approved by the Board of Directors) or other disposition is to a wholly owned subsidiary of the Company.

12.11 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.12 All certificates representing the Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in a Stock Option Agreement dated as of                           , a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Participant acknowledges that: (i) the Company is not by the Plan or this Option Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.	IF OPTION IS INTENDED TO BE AN ISO.

If this Option is designated in the Stock Option Grant Notice as an ISO so that the Participant (or the Participant’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code then any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. The Participant should consult with the Participant’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

Notwithstanding the foregoing, to the extent that the Option is designated in the Stock Option Grant Notice as an ISO and is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate Fair Market Value (determined as of the Date of Option Grant) of any of the Shares with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Option representing such excess value shall be treated as a Non-Qualified Option and the Participant shall be deemed to have taxable income measured by the difference between the then Fair Market Value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.

Neither the Company nor any Affiliate shall have any liability to the Participant, or any other party, if the Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Administrator, including without limitation the conversion of an ISO to a Non-Qualified Option.

15.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION OF AN ISO.

If this Option is designated in the Stock Option Grant Notice as an ISO then the Participant agrees to notify the Company in writing immediately after the Participant makes a

Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the ISO or (b) one year after the date the Participant acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Participant has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

16.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, or by email addressed as follows:

If to the Company:

Synlogic, Inc.

200 Sidney Street

Cambridge, MA 02139

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Stock Option Grant Notice or such address as the Company may then have in its records for the Participant or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

17.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its internal principles governing the conflict of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Suffolk County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

18.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

19.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

20.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

21.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

22.	DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by law waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Unregistered Shares]

To: Synlogic, Inc.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase                  shares (the “Shares”) of the common stock, $0.0001 par value, of Synlogic, Inc. (the “Company”), at the exercise price of $[            ] per share, pursuant to and subject to the terms of that certain Stock Option Agreement between the undersigned and the Company dated [            ], 20[    ].

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

Exhibit A-1

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restrictions on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2017 Stock Incentive Plan and the Stock Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐  to me; or

☐  to me and                                 , as joint tenants with right of survivorship

and mail the certificate to me at the following address:

Exhibit A-2

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit A-3

Exhibit B

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares Registered in the United States]

To: Synlogic, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase                    shares (the “Shares”) of the common stock, $0.0001 par value, of Synlogic, Inc. (the “Company”), at the exercise price of $                 per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated                               , 20[    ].

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐  to me; or

☐  to me and                                 , as joint tenants with right of survivorship,

at the following address:

Exhibit B-1

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit B-2